As filed with the Securities and Exchange Commission on May 14, 2015

Registration No. 333- __________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
________________________

LUMINEX CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	74-2747608
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

12212 TECHNOLOGY BLVD., AUSTIN, TEXAS	78727
(Address of principal executive offices)	(Zip Code)
________________________

LUMINEX CORPORATION THIRD AMENDED AND RESTATED 2006 EQUITY INCENTIVE PLAN
(Full title of the plan)

Richard W. Rew, II
Senior Vice President, General Counsel and Corporate Secretary
Luminex Corporation
12212 Technology Boulevard
Austin, Texas 78727
(Name and address of agent for service)

(512) 219-8020
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if smaller reporting company)	Smaller reporting company ☐

________________________

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $0.001 per share	3,500,000 shares	$16.50	$57,750,000	$6,710.55

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement includes an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)
Pursuant to Rule 457(h)(1) under the Securities Act, the offering price is estimated solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the Registrant’s Common Stock on the NASDAQ Global Select Market on May 7, 2015.

EXPLANATORY NOTE

This Registration Statement is filed pursuant to General Instruction E of Form S-8 for the purpose of registering additional shares of common stock, par value $0.001 per share (the “Common Stock”), of Luminex Corporation, a Delaware corporation (the “Registrant”), issuable pursuant to the Luminex Corporation Third Amended and Restated 2006 Equity Incentive Plan (the “Plan”). The Registrant’s previously filed Registration Statement on Form S-8 (File No. 333-134450), as filed with the Securities and Exchange Commission (the “Commission”) on May 25, 2006, Registration Statement on Form S-8 (File No. 333-159382), as filed with the Commission on May 21, 2009, and Registration Statement on Form S-8 (File No. 333-181484), as filed with the Commission on May 17, 2012, are hereby incorporated herein by reference.

Item 8.    Exhibits.

Exhibit No.	Description
5.1	Opinion of Bass, Berry & Sims PLC

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Bass, Berry & Sims PLC (included in the Opinion of Bass, Berry & Sims PLC filed herewith as Exhibit 5.1)

24.1	Power of Attorney (included on signature page of this Registration Statement)

99.1*	Luminex Corporation Third Amended and Restated 2006 Equity Incentive Plan

*	Previously filed as Annex A to the Registrant's Proxy Statement for its Annual Meeting of Stockholders held on May 14, 2015, and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on this 14th day of May, 2015.

LUMINEX CORPORATION

By:	/s/ Harriss T. Currie
	Name:	Harriss T. Currie
	Title:	Senior Vice President, Finance, Chief Financial Officer and Treasurer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Harriss T. Currie and Richard W. Rew, II (with full power to each of them to act alone) as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead in any and all capacities to sign any and all amendments or post-effective amendments to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices or other document necessary or advisable to comply with the applicable state securities laws, and to file the same, together with all other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Nachum Shamir	President and Chief Executive Officer, Director	May 14, 2015
Nachum Shamir	(Principal Executive Officer)

/s/ Harriss T. Currie	Senior Vice President, Finance, Chief Financial	May 14, 2015
Harriss T. Currie	Officer and Treasurer
(Principal Financial Officer and Principal
Accounting Officer)

/s/ Robert J. Cresci	Director	May 14, 2015
Robert J. Cresci

/s/ Thomas W. Erickson	Director	May 14, 2015
Thomas W. Erickson

/s/ Fred C. Goad, Jr.	Director	May 14, 2015
Fred C. Goad, Jr.

/s/ Jay B. Johnston	Director	May 14, 2015
Jay B. Johnston

/s/ Jim D. Kever	Director	May 14, 2015
Jim D. Kever

/s/ G. Walter Loewenbaum II	Chairman of the Board of Directors,	May 14, 2015
G. Walter Loewenbaum II	Director

/s/ Kevin M. McNamara	Director	May 14, 2015
Kevin M. McNamara

/s/ Edward A. Ogunro, Ph.D.	Director	May 14, 2015
Edward A. Ogunro, Ph.D.

EXHIBIT INDEX

Exhibit No.	Description
5.1	Opinion of Bass, Berry & Sims PLC

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Bass, Berry & Sims PLC (included in the Opinion of Bass, Berry & Sims PLC filed herewith as Exhibit 5.1)

24.1	Power of Attorney (included on signature page of this Registration Statement)

99.1*	Luminex Corporation Third Amended and Restated 2006 Equity Incentive Plan

*	Previously filed as Annex A to the Registrant’s Proxy Statement for its Annual Meeting of Stockholders held on May 14, 2015, and incorporated herein by reference.